Exhibit 99.1

CAREER EDUCATION CORPORATION REPORTS

RESULTS FOR FOURTH QUARTER AND FULL YEAR 2011

Schaumburg, Ill. (February 27, 2012) – Career Education Corporation (NASDAQ: CECO) today reported total revenue of $439.5 million, and a net loss of $120.4 million, or ($1.64) per diluted share, for the fourth quarter of 2011 compared to total revenue of $531.6 million and net income of $12.1 million, or $0.15 per diluted share, for the fourth quarter of 2010. For the full year 2011, total revenue of $1.88 billion, and net income of $18.6 million, or $0.25 per diluted share decreased from total revenue of $2.09 billion and net income of $157.8 million, or $1.95 per diluted share, for the full year 2010.

“In the past four months, we have taken steps to help move the company forward,” President, Chairman and CEO Steven H. Lesnik said. “The company-wide independent review into our placement rate practices, ordered by our Board of Directors, has been completed. We have reported to accreditors what we should; implemented extensive corrective measures to address any issues found; and have now closed the door on the review.”

“While we expect a challenging business and reputational year ahead, we have put a new strategy in place to deal with our current challenges and position ourselves for success beyond 2012. It’s time for Career Education to reinvent itself for the future and resume a leadership position in higher education,” Lesnik said.

The Company believes it is useful to present non-GAAP financial measures, which exclude certain significant items, as a means to understand the performance of its core business. On a non-GAAP basis, earnings per diluted share from continuing operations were $0.31 in the fourth quarter 2011 as compared to $0.74 in the fourth quarter of 2010. For the years ended December 31, 2011 and 2010, earnings per diluted share from continuing operations (non-GAAP basis) were $2.16 and $2.89, respectively. (See tables below and the GAAP to non-GAAP reconciliation attached to this press release for further details.)

CONSOLIDATED RESULTS

Quarter Ended December 31, 2011

•	Total revenue was $439.5 million for the fourth quarter of 2011, a 17.3 percent decrease from $531.6 million for the fourth quarter of 2010.

•	An operating loss of $168.9 million was recorded for the fourth quarter of 2011, compared to operating income of $18.2 million for the fourth quarter of 2010.

•

The loss from continuing operations for the quarter ended December 31, 2011 was $142.3 million, or ($1.94) per diluted share, compared to income from continuing operations of $14.1 million, or $0.18 per diluted share, for the quarter ended December 31, 2010.

•

During the fourth quarter of 2011, the Company recorded a $27.1 million pretax gain in connection with the sale of its ownership interest in Istituto Marangoni. All current and prior period results have been recast to include the results of operations for Istituto Marangoni as a component of discontinued operations.

CEC ANNOUNCES 4Q11 RESULTS …PG 2

•	The operating results for the quarters ended December 31, 2011 and 2010 include the following significant items:

	Significant Items (In Millions)	Earnings per Diluted Share Impact
Quarter Ended December 31, 2011
Goodwill Impairment	$168.4	$2.07
Asset Impairment	20.4	0.18

TOTAL	$188.8	$2.25

Quarter Ended December 31, 2010
Asset Impairment	$67.8	$0.55
Legal Settlement	0.8	0.01

TOTAL	$68.6	$0.56

•

During the fourth quarter 2011, the Company recorded goodwill impairment charges of $94.7 million and $73.7 million in its Health Education and Culinary Arts segments, respectively. In addition, the Company recorded $20.4 million and $67.8 million of trade name impairment charges in 2011 and 2010, respectively. Both trade name impairment charges relate to the Le Cordon Bleu trade name. These impairments were a result of the fair value calculation for each declining below their respective carrying values.

•

Excluding the significant items in the table above, operating income was $19.9 million in the fourth quarter 2011 compared to $86.8 million in the fourth quarter of 2010. The operating margin was 4.5 percent during the fourth quarter 2011 as compared to 16.3 percent during the fourth quarter 2010.

Year Ended December 31, 2011

•	Total revenue was $1.88 billion for the year ended December 31, 2011, compared to $2.09 billion for the year ended December 31, 2010.

•

Operating income decreased to $39.2 million for the year ended December 31, 2011, from $240.9 million for the year ended December 31, 2010. The operating margin decreased to 2.1 percent for the year ended December 31, 2011, from 11.5 percent for the year ended December 31, 2010.

•

The loss from continuing operations for the year ended December 31, 2011, was $4.2 million, or ($0.06) per diluted share, compared to income from continuing operations of $162.8 million, or $2.01 per diluted share, for the year ended December 31, 2010.

CEC ANNOUNCES 4Q11 RESULTS …PG 3

•	The operating results for the years ended December 31, 2011 and 2010 include the following significant items:

	Significant Items (In Millions)	Earnings per Diluted Share Impact
Year Ended December 31, 2011
Goodwill Impairment	$168.4	$2.04
Asset Impairment	20.4	0.18

TOTAL	$188.8	$2.22

Year Ended December 31, 2010
Asset Impairment	$67.8	$0.55
Legal Settlement	40.8	0.33

TOTAL	$108.6	$0.88

•	During 2010, Culinary Arts recorded a $40.8 million charge related to the settlement of a legal matter.

•

Excluding the significant items in the table above, operating income was $228.0 million for the year ended December 31, 2011 and $349.5 million for the year ended December 31, 2010. Operating margin was 12.1 percent and 16.7 percent for the years ended December 31, 2011 and 2010, respectively.

CONSOLIDATED CASH FLOWS AND FINANCIAL POSITION

Cash Flows

•	Net cash flows provided by operating activities totaled $230.5 million for the year ended December 31, 2011, compared to $272.3 million for the year ended December 31, 2010.

•

Capital expenditures decreased to $78.3 million during the year ended December 31, 2011, from $127.3 million for the year ended December 31, 2010. Capital expenditures decreased to 4.1 percent of total revenue during the year ended December 31, 2011 as compared to 6.0 percent for the year ended December 31, 2010 due to the investments made in the Company’s campus support center in 2010.

Financial Position

•	As of December 31, 2011 and December 31, 2010, cash and cash equivalents and short-term investments totaled $441.2 million and $420.3 million, respectively.

Stock Repurchase Program

During the quarter ended December 31, 2011, the Company repurchased 1.8 million shares of its common stock for approximately $13.4 million at an average price of $7.41 per share. During 2011, the Company repurchased approximately 8.1 million shares of its common stock for approximately $150.4 million at an average price of $18.67 per share. Under the Company’s previously authorized stock repurchase program, stock repurchases may be made on the open market or in privately negotiated transactions from time to time, depending on factors including market conditions and corporate and regulatory requirements. As of December 31, 2011, approximately $239.8 million was available under the Company’s stock repurchase program.

During January 2012, the Company repurchased an additional 6.1 million shares of its common stock for $56.4 million at an average price of $9.29 per share through the Company’s 10b5-1 repurchase program announced by the Company on November 21, 2011. As a result, approximately $183.3 million was available under our previously authorized stock repurchase program to repurchase outstanding shares of our common stock as of January 31, 2012.

CEC ANNOUNCES 4Q11 RESULTS …PG 4

STUDENT POPULATION AND NEW STUDENT STARTS

Student Population

Total student population by reportable segment as of December 31, 2011 and 2010, was as follows:

	As of December 31,		% Change 2011 vs. 2010
	2011	2010
Student Population
CTU	24,900	30,900	-19%
AIU	17,100	20,000	-15%
Health Education	24,200	29,000	-17%
Culinary Arts	12,400	13,100	-5%
Art & Design	9,300	11,500	-19%
International	11,100	10,300	8%

Total Student Population	99,000	114,800	-14%

New Student Starts

New student starts by reportable segment for the quarters ended December 31, 2011 and 2010, were as follows:

	For the Quarters Ended December 31,		% Change 2011 vs. 2010
	2011	2010
New Student Starts
CTU (1)	6,810	8,740	-22%
AIU (1)	4,620	6,230	-26%
Health Education	4,410	6,270	-30%
Culinary Arts	1,330	1,390	-4%
Art & Design	840	1,540	-45%
International	2,150	2,480	-13%

Total New Student Starts	20,160	26,650	-24%

(1)	In 2011, CTU and AIU implemented the Student Orientation and Academic Readiness (“SOAR”) program which identifies students who may not be prepared for the rigor of college studies. A student is not included as a new student start until successful completion of SOAR.

CONFERENCE CALL INFORMATION

Career Education Corporation will host a conference call on Tuesday, February 28, 2012 at 10:00 a.m. Eastern time. In addition to discussing the results of operations for the fourth quarter and year-to-date, the Company will address the status of the independent review of student placement rates and other regulatory matters, including the 90-10 Rule on its conference call.

Interested parties can access the live webcast of the conference call at www.careered.com in the Investor Relations section of the website. Participants can also listen to the conference call by dialing 800-580-9478 (domestic) or 630-691-2769 (international) and citing code 31668922. Please log-in or dial-in at least 10 minutes prior to the start time to ensure a connection. An archived version of the webcast will be accessible for 90 days at www.careered.com in the Investor Relations section of the website. A replay of the call will also be available for seven days by calling 888-843-7419 (domestic) or 630-652-3042 (international) and citing code 31668922.

CEC ANNOUNCES 4Q11 RESULTS …PG 5

ABOUT CAREER EDUCATION CORPORATION

The colleges, schools and universities that are part of the Career Education Corporation (“CEC”) family offer high-quality education to a diverse student population of approximately 100,000 students across the world in a variety of career-oriented disciplines through online, on-ground and hybrid learning program offerings. The more than 90 campuses that serve these students are located throughout the United States and in France, the United Kingdom and Monaco, and offer doctoral, master’s, bachelor’s and associate degrees and diploma and certificate programs.

CEC is an industry leader whose institutions are recognized globally. Those institutions include, among others, American InterContinental University (“AIU”); Brooks Institute; Colorado Technical University (“CTU”); Harrington College of Design; INSEEC Group (“INSEEC”) Schools; International University of Monaco (“IUM”); International Academy of Design & Technology (“IADT”); Le Cordon Bleu North America (“LCB”); and Sanford-Brown Institutes and Colleges. Through its schools, CEC is committed to providing high-quality education, enabling students to graduate and pursue rewarding career opportunities.

For more information, see CEC’s website at www.careered.com. The website includes a detailed listing of individual campus locations and web links to CEC’s colleges, schools and universities.

Except for the historical and present factual information contained herein, the matters set forth in this release, including statements identified by words such as “anticipate,” “believe,” “plan,” “expect,” “intend,” “project,” “will,” “potential” and similar expressions, are forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on information currently available to us and are subject to various risks, uncertainties and other factors that could cause our actual growth, results of operations, financial condition, cash flows, performance, business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. Except as expressly required by the federal securities laws, we undertake no obligation to update such factors or to publicly announce the results of any of the forward-looking statements contained herein to reflect future events, developments or changed circumstances, or for any other reason. These risks and uncertainties, the outcomes of which could materially and adversely affect our financial condition and operations, include, but are not limited to, the following: availability of Title IV and other student financial aid or loans for our students; Congress’ willingness or ability to maintain or increase funding for Title IV Programs; our ability to maintain continued eligibility to participate in Title IV Programs, including under the “90-10 Rule” under the Higher Education Act of 1965, as amended; the impacts of the U.S. Department of Education’s regulations addressing certain aspects of administration of Title IV federal financial aid programs, (including among other matters, gainful employment, the 90-10 Rule and limits on cohort default rates, certain compensation related to recruiting and admission of students, more stringent state approval criteria that may affect current state approval and licensing processes applicable to postsecondary education institutions and distance learning programs, and misrepresentation liability) on our business model, marketing strategies and practices, costs of compliance, costs of developing and implementing changes in operations, student recruitment or enrollments, student and program mix and program offerings; increased competition; other regulatory developments; the effectiveness of our regulatory compliance efforts; the outcome of any state attorney general investigations, including those under way in Florida, Illinois and New York; any claims, sanctions, operational limitations or adverse accreditation or regulatory action initiated as a result of any adverse findings from our investigation into the determination and reporting of placement rates at our domestic schools; our ability to successfully attract and retain qualified personnel to fill key senior management positions, including the positions of president and chief executive officer; changes in the overall U.S. or global economy; any further impairment of goodwill and other intangible assets as we continue to redefine the company and manage our brands and marketing to improve effectiveness and reduce costs; charges and expenses associated with exiting excess facility space; our ability to comply with accrediting agency requirements or obtain accrediting agency approvals for existing or new programs; the outcome of any reviews and audits conducted by accrediting, state and federal agencies; our dependence on information technology systems; our ownership or use of intellectual property; costs and impacts of regulatory, legal and administrative actions, proceedings and investigations, governmental regulation, and class action and other lawsuits; our ability to manage growth; and other factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2011, and from time to time in our current reports filed with the Securities and Exchange Commission.

###

CONTACT

Investors:	John Springer
Vice President, Strategy and Investor Relations
(847) 585-3899

Media:	Mark Spencer
Director, Corporate Communications
(847) 585-3802

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	As of December 31, (1)
	2011	2010
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$280,592	$260,644
Short-term investments	160,607	159,671

Total cash and cash equivalents and short-term investments	441,199	420,315

Student receivables, net	60,573	62,091
Receivables, other, net	2,914	1,861
Prepaid expenses	62,399	51,380
Inventories	11,356	13,142
Deferred income tax assets, net	10,940	31,665
Other current assets	17,769	6,089
Assets of discontinued operations	3,328	39,982

Total current assets	610,478	626,525

NON-CURRENT ASSETS:
Property and equipment, net	349,788	363,516
Goodwill	212,626	374,587
Intangible assets, net	77,186	110,222
Student receivables, net	9,297	12,522
Deferred income tax assets, net	9,522	6,793
Other assets, net	30,122	38,923
Assets of discontinued operations	17,101	39,872

TOTAL ASSETS	$1,316,120	$1,572,960

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current maturities of capital lease obligations	$844	$783
Accounts payable	48,408	53,115
Accrued expenses:
Payroll and related benefits	41,853	72,657
Advertising and production costs	17,717	18,846
Earnout payments	5,735	17,439
Other	61,536	96,664
Deferred tuition revenue	144,947	152,590
Liabilities of discontinued operations	8,403	44,990

Total current liabilities	329,443	457,084

NON-CURRENT LIABILITIES:
Capital lease obligations, net of current maturities	207	1,223
Deferred rent obligations	102,079	103,872
Earnout payments	—	7,690
Other liabilities	40,365	30,047
Liabilities of discontinued operations	37,935	38,507

Total non-current liabilities	180,586	181,339

SHARE-BASED AWARDS SUBJECT TO REDEMPTION	110	153

STOCKHOLDERS’ EQUITY:
Preferred stock	—	—
Common stock	820	812
Additional paid-in capital	590,965	576,853
Accumulated other comprehensive loss	(5,136)	(81)
Retained earnings	375,607	356,991
Cost of shares in treasury	(156,275)	(191)

Total stockholders’ equity	805,981	934,384

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,316,120	$1,572,960

(1)	In November 2011, the Company sold its ownership interest in Istituto Marangoni. As a result, all current and prior period results have been recast to include Istituto Marangoni as a component of discontinued operations.

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts and percentages)

	For the Quarters Ended December 31, (1)
	2011	% of Total Revenue	2010	% of Total Revenue
REVENUE:
Tuition and registration fees	$430,607	98.0%	$515,600	97.0%
Other	8,909	2.0%	15,968	3.0%

Total revenue	439,516		531,568

OPERATING EXPENSES:
Educational services and facilities	156,223	35.5%	161,191	30.3%
General and administrative	241,401	54.9%	261,270	49.2%
Depreciation and amortization	21,949	5.0%	19,460	3.7%
Goodwill and asset impairment	188,848	43.0%	71,475	13.4%

Total operating expenses	608,421	138.4%	513,396	96.6%

Operating (loss) income	(168,905)	-38.4%	18,172	3.4%

OTHER INCOME (EXPENSE):
Interest income	627	0.1%	452	0.1%
Interest expense	(443)	-0.1%	(286)	-0.1%
Miscellaneous income (expense)	4	0.0%	(119)	0.0%

Total other income	188	0.0%	47	0.0%

PRETAX (LOSS) INCOME	(168,717)	-38.4%	18,219	3.4%
(Benefit from) provision for income taxes	(26,436)	-6.0%	4,141	0.8%

(LOSS) INCOME FROM CONTINUING OPERATIONS	(142,281)	-32.4%	14,078	2.6%
Income (loss) from discontinued operations, net of tax	21,832	5.0%	(1,976)	-0.4%

NET (LOSS) INCOME	$(120,449)	-27.4%	$12,102	2.3%

NET (LOSS) INCOME PER SHARE—DILUTED:
(Loss) income from continuing operations	$(1.94)		$0.18
Income (loss) from discontinued operations	0.30		(0.03)

Net (loss) income per share	$(1.64)		$0.15

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	73,429		79,776

(1)	In November 2011, the Company sold its ownership interest in Istituto Marangoni. As a result, all current and prior period results have been recast to include Istituto Marangoni as a component of discontinued operations.

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts and percentages)

	For the Years Ended December 31, (1)
	2011	% of Total Revenue	2010	% of Total Revenue
REVENUE:
Tuition and registration fees	$1,827,164	97.0%	$2,007,903	96.1%
Other	57,341	3.0%	81,270	3.9%

Total revenue	1,884,505		2,089,173

OPERATING EXPENSES:
Educational services and facilities	632,593	33.6%	626,254	30.0%
General and administrative	936,714	49.7%	1,080,148	51.7%
Depreciation and amortization	84,512	4.5%	70,043	3.4%
Goodwill and asset impairment	191,524	10.2%	71,829	3.4%

Total operating expenses	1,845,343	97.9%	1,848,274	88.5%

Operating income	39,162	2.1%	240,899	11.5%

OTHER INCOME (EXPENSE):
Interest income	1,376	0.1%	1,138	0.1%
Interest expense	(563)	0.0%	(381)	0.0%
Miscellaneous income (expense)	1,972	0.1%	(484)	0.0%

Total other income	2,785	0.1%	273	0.0%

PRETAX INCOME	41,947	2.2%	241,172	11.5%
Provision for income taxes	46,146	2.4%	78,401	3.8%

(LOSS) INCOME FROM CONTINUING OPERATIONS	(4,199)	-0.2%	162,771	7.8%
Income (loss) from discontinued operations, net of tax	22,772	1.2%	(4,998)	-0.2%

NET INCOME	$18,573	1.0%	$157,773	7.6%

NET (LOSS) INCOME PER SHARE—DILUTED:
(Loss) income from continuing operations	$(0.06)		$2.01
Income (loss) from discontinued operations	0.31		(0.06)

Net income per share	$0.25		$1.95

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	74,498		80,850

(1)	In November 2011, the Company sold its ownership interest in Istituto Marangoni. As a result, all current and prior period results have been recast to include Istituto Marangoni as a component of discontinued operations.

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATING INCOME (LOSS) BY QUARTER

(In thousands)

	For the 2011 Quarters Ended, (1)
	March 31	June 30	September 30	December 31	Full Year

REVENUE:
Tuition and registration fees	$509,454	$469,683	$417,420	$430,607	$1,827,164
Other	22,246	15,195	10,991	8,909	57,341

Total revenue	531,700	484,878	428,411	439,516	1,884,505

OPERATING EXPENSES:
Educational services and facilities	165,631	158,012	152,727	156,223	632,593
General and administrative	237,061	224,605	233,647	241,401	936,714
Depreciation and amortization	20,133	20,274	22,156	21,949	84,512
Goodwill and asset impairment	—	2,676	—	188,848	191,524

Total operating expenses	422,825	405,567	408,530	608,421	1,845,343

OPERATING INCOME (LOSS)	$108,875	$79,311	$19,881	$(168,905)	$39,162

	For the 2010 Quarters Ended, (1)
	March 31	June 30	September 30	December 31	Full Year

REVENUE:
Tuition and registration fees	$498,411	$499,142	$494,750	$515,600	$2,007,903
Other	19,845	18,595	26,862	15,968	81,270

Total revenue	518,256	517,737	521,612	531,568	2,089,173

OPERATING EXPENSES:
Educational services and facilities	155,618	153,795	155,650	161,191	626,254
General and administrative	260,694	253,040	305,144	261,270	1,080,148
Depreciation and amortization	16,267	16,849	17,467	19,460	70,043
Goodwill and asset impairment	—	—	354	71,475	71,829

Total operating expenses	432,579	423,684	478,615	513,396	1,848,274

OPERATING INCOME	$85,677	$94,053	$42,997	$18,172	$240,899

(1)	In November 2011, the Company sold its ownership interest in Istituto Marangoni. As a result, all current and prior period results have been recast to include Istituto Marangoni as a component of discontinued operations.

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Years Ended December 31,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$18,573	$157,773
Adjustments to reconcile net income to net cash provided by operating activities:
Goodwill and asset impairment	191,524	71,829
Depreciation and amortization expense	85,367	71,624
Bad debt expense	55,721	106,324
Compensation expense related to share-based awards	14,831	17,318
Gain on sale of business	(27,085)	—
(Gain) loss on disposition of property and equipment	(1,711)	457
Deferred income taxes	14,226	(17,007)
Changes in operating assets and liabilities
Accrued expenses and deferred rent obligations	(74,075)	(25,055)
Deferred tuition revenue	2,595	(12,653)
Student receivables, net of allowance for doubtful accounts	(51,749)	(98,920)
Other operating assets and liabilities	2,233	569

Net cash provided by operating activities	230,450	272,259

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale investments	(189,258)	(291,864)
Sales of available-for-sale investments	188,322	332,445
Purchases of property and equipment	(78,333)	(127,283)
Acquisition of the rights to the Le Cordon Bleu brand	(16,355)	(16,852)
Proceeds on the sale of assets	6,259	—
Proceeds on the sale of business, net of cash divested	16,670	—
Business acquisition, net of acquired cash	(9,851)	(6,194)
Other	(40)	88

Net cash used in investing activities	(82,586)	(109,660)

CASH FLOWS FROM FINANCING ACTIVITIES:
Purchase of treasury stock	(150,445)	(154,913)
Issuance of common stock	4,370	3,109
Tax benefit associated with stock option exercises	376	223
Payments of assumed loans upon business acquisition	—	(4,279)
Payments of capital lease obligations	(989)	(1,013)

Net cash used in financing activities	(146,688)	(156,873)

EFFECT OF FOREIGN CURRENCY EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS:	(10,066)	(1,316)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(8,890)	4,410
DISCONTINUED OPERATIONS CASH ACTIVITY INCLUDED ABOVE:
Add: Cash balance of discontinued operations, beginning of the year	28,838	26,824
Less: Cash balance of discontinued operations, end of the year	—	28,838
CASH AND CASH EQUIVALENTS, beginning of the year	260,644	258,248

CASH AND CASH EQUIVALENTS, end of the year	$280,592	$260,644

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED SELECTED SEGMENT INFORMATION

(In thousands, except percentages)

	For the Quarters Ended December 31,
	2011	2010
REVENUE:
CTU (1)	$100,985	$123,236
AIU (1)	77,111	98,647
Health Education	100,658	119,352
Culinary Arts	65,554	94,003
Art & Design (1)	48,005	59,125
International (2)	47,257	37,337
Corporate and Other	(54)	(132)

Total	$439,516	$531,568

OPERATING (LOSS) INCOME:
CTU (1)	$25,610	$39,603
AIU (1)	6,354	22,905
Health Education (3)	(101,012)	16,594
Culinary Arts (4)	(95,725)	(63,546)
Art & Design (1)	(5,584)	6,510
International (2)	16,017	9,623
Corporate and Other	(14,565)	(13,517)

Total	$(168,905)	$18,172

OPERATING MARGIN:
CTU	25.4%	32.1%
AIU	8.2%	23.2%
Health Education	-100.4%	13.9%
Culinary Arts	-146.0%	-67.6%
Art & Design	-11.6%	11.0%
International	33.9%	25.8%

Total	-38.4%	3.4%

(1)	Prior period financial results have been reclassified to report CTU, AIU and Art & Design as individual segments due to a change in organizational structure beginning in January, 2011. Previously, these results were reported on a combined basis as the University segment.

(2)	In November 2011, the Company sold its ownership interest in Istituto Marangoni. As a result, all current and prior period results have been recast to include Istituto Marangoni as a component of discontinued operations.

(3)	Fourth quarter 2011 includes a $94.7 million goodwill impairment charge.

(4)	Fourth quarter 2011 includes a $73.7 million goodwill impairment charge and a $20.4 million trade name impairment charge. The prior year quarter results include a $67.8 million trade name impairment charge.

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED SELECTED SEGMENT INFORMATION

(In thousands, except percentages)

	For the Years Ended December 31,
	2011	2010
REVENUE:
CTU (1)	$431,588	$465,315
AIU (1)	365,203	448,581
Health Education	428,987	441,608
Culinary Arts	314,272	387,884
Art & Design (1)	218,967	245,395
International (2)	125,887	101,013
Corporate and Other	(399)	(623)

Total	$1,884,505	$2,089,173

OPERATING INCOME (LOSS):
CTU (1)	$112,626	$133,881
AIU (1)	72,738	118,959
Health Education (3)	(89,633)	52,028
Culinary Arts (4)	(64,984)	(66,813)
Art & Design (1)	15,043	29,173
International (2)	24,746	16,334
Corporate and Other (5)	(31,374)	(42,663)

Total	$39,162	$240,899

OPERATING MARGIN:
CTU	26.1%	28.8%
AIU	19.9%	26.5%
Health Education	-20.9%	11.8%
Culinary Arts	-20.7%	-17.2%
Art & Design	6.9%	11.9%
International	19.7%	16.2%

Total	2.1%	11.5%

(1)	Prior period financial results have been reclassified to report CTU, AIU and Art & Design as individual segments due to a change in organizational structure beginning in January, 2011. Previously, these results were reported on a combined basis as the University segment.

(2)	In November 2011, the Company sold its ownership interest in Istituto Marangoni. As a result, all current and prior period results have been recast to include Istituto Marangoni as a component of discontinued operations.

(3)	2011 expenses include a $94.7 million goodwill impairment charge and $5.1 million of impairment and amortization charges associated with accreditation rights.

(4)	2011 expenses include goodwill and trade name impairment charges of $73.7 million and $20.4 million, respectively. 2010 includes a $67.8 million trade name impairment charge, a $40.8 million charge related to the settlement of a legal matter and additional bad debt expense for increases in reserve rates related to our student extended payment plans.

(5)	During 2011, a $7.0 million insurance recovery was recorded related to previously settled legal matters.

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ITEMS (1)

(In millions, except per share amounts)

	For the Quarters Ended December 31,
	2011		2010
	Operating (Loss) Income	Earnings per Diluted Share (2)	Operating Income	Earnings per Diluted Share (2)

As Reported	$(168.9)	$(1.94)	$18.2	$0.18
Reconciling Items:
Goodwill Impairment (3)	168.4	2.07	—	—
Asset Impairments (4)	20.4	0.18	67.8	0.55
Legal Settlement (5)	—	—	0.8	0.01

Adjusted to Exclude Significant Items	$19.9	$0.31	$86.8	$0.74

Diluted Weighted Average Shares Outstanding		73,429		79,776

	For the Years Ended December 31,
	2011		2010
	Operating Income	Earnings per Diluted Share (2)	Operating Income	Earnings per Diluted Share (2)

As Reported	$39.2	$(0.06)	$240.9	$2.01
Reconciling Items:
Goodwill Impairment (3)	168.4	2.04	—	—
Asset Impairments (4)	20.4	0.18	67.8	0.55
Legal Settlement (5)	—	—	40.8	0.33

Adjusted to Exclude Significant Items	$228.0	$2.16	$349.5	$2.89

Diluted Weighted Average Shares Outstanding		74,498		80,850

(1)	The Company believes it is useful to present non-GAAP financial measures which exclude certain significant items as a means to understand the performance of its core business. As a general matter, the Company uses non-GAAP financial measures in conjunction with results presented in accordance with GAAP to help analyze the performance of its core business, assist with preparing the annual operating plan, and measure performance for some forms of compensation. In addition, the Company believes that non-GAAP financial information is used by analysts and others in the investment community to analyze the Company’s historical results and to provide estimates of future performance and that failure to report non-GAAP measures could result in a misplaced perception that the Company’s results have underperformed or exceeded expectations.

Non-GAAP financial measures when viewed in a reconciliation to corresponding GAAP financial measures, provides an additional way of viewing the Company’s results of operations and the factors and trends affecting the Company’s business. Non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding financial results presented in accordance with GAAP.

(2)	Earnings per share is based on (Loss) Income from Continuing Operations.

(3)	Fourth quarter 2011 includes goodwill impairment charges totaling $168.4 million applicable to Health Education ($94.7) and Culinary Arts ($73.7).

(4)	The fourth quarters 2011 and 2010 include trade name impairment charges of $20.4 million and $67.8 million, respectively, within Culinary Arts.

(5)	In 2010, a $40.8 million charge was recorded in Culinary Arts related to the settlement of a legal matter; of which $0.8 million was recorded in the fourth quarter.